EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of AmREIT Monthly Income & Growth Fund IV, L.P. (the “Company”) on Form 10-Q for the period ended June 30,June 30, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, H. Kerr Taylor, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, in my capacity as an officer of the General Partner of the Company, that, to my knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	August 13, 2014	By:	/s/ H. Kerr Taylor
		Name:	H. Kerr Taylor
		Title:	President, Chief Executive Officer and Director of AmREIT Monthly Income & Growth IV Corporation, the General Partner of AmREIT Monthly Income & Growth Fund IV, L.P.